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                                  EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (hereinafter referred to as this "AGREEMENT"), is entered into this 31st day of December, 2003 ("Effective Date") by and between The Home Savings and Loan Company of Youngstown, Ohio, a savings and loan association incorporated under Ohio Law (hereinafter referred to as the "COMPANY"), and Douglas M. McKay, an individual (hereinafter referred to as the "EXECUTIVE");

                                   WITNESSETH:

         WHEREAS, the EXECUTIVE is currently employed as the Chief Executive Officer and Chairman of the COMPANY;

         WHEREAS, as a result of the skill, knowledge and experience of the EXECUTIVE, the Board of Directors of the COMPANY desires to continue to retain the services of the EXECUTIVE as the Chief Executive Officer and Chairman of the COMPANY;

         WHEREAS, the EXECUTIVE desires to serve as the Chief Executive Officer and Chairman of the COMPANY; and

         WHEREAS, the EXECUTIVE and the COMPANY desire to enter into this AGREEMENT to set forth the terms and conditions of the employment relationship between the COMPANY and the EXECUTIVE;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the COMPANY and the EXECUTIVE, each party intending to be legally bound, hereby agree as follows:

1.       Employment and Term.

         (a) Term. Upon the terms and subject to the conditions of this AGREEMENT, the COMPANY hereby employs the EXECUTIVE, and the EXECUTIVE hereby accepts employment, as the Chief Executive Officer and Chairman of the COMPANY. The term of this AGREEMENT shall commence on December 31, 2003 and shall end on December 31, 2006, unless extended by the COMPANY, with the consent of the EXECUTIVE, as provided in subsection (b) of this Section 1 (hereinafter referred to, together with such extensions, as the "TERM").

         (b) Extension. Additionally, on, or before, each annual anniversary date of the Effective Date, the Term of Agreement shall be extended for up to an additional one-year period beyond the then effective Term upon a determination and resolution of the Board of Directors that the performance of the Executive has met the requirements and

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standards of the Board, and that the Term of such Agreement shall be extended for such additional period. References herein to the Term of this Agreement shall refer both to the initial term and successive terms. Any such extension shall be subject to the consent of the EXECUTIVE.

2.       Duties of the EXECUTIVE.

                  (a) General Duties and Responsibilities. The EXECUTIVE shall serve as the Chief Executive Officer and Chairman of the COMPANY. Subject to the direction of the Board of Directors of the COMPANY and such EXECUTIVE'S manager, the EXECUTIVE shall perform all duties and shall have all powers which are commonly incident to the office of Chief Executive Officer and Chairman or which, consistent therewith, are delegated to him by the Board of Directors.

                  (b) Devotion of Entire Time to the Business of the COMPANY. The EXECUTIVE shall devote his entire productive time, ability and attention during normal business hours throughout the TERM to the faithful performance of his duties under this AGREEMENT. The EXECUTIVE shall not directly or indirectly render any services of a business, commercial or professional nature to any person or organization other than the COMPANY, United Community Financial Corp. (hereinafter referred to as the "HOLDING COMPANY"), or its subsidiaries without the prior written consent of the Board of Directors of the COMPANY; provided, however, that the EXECUTIVE shall not be precluded from (i) vacations and other leave time in accordance with Section 3 (d) below, (ii) reasonable participation in community, civic, charitable or similar organizations, (iii) reasonable participation in industry-related activities, including, but not limited to, attending state and national trade association meetings and serving as an officer, director or trustee of a state or national trade association or Federal Home Loan Bank, (iv) serving as an officer or director of the HOLDING COMPANY or its subsidiaries and receiving a salary, director's fees or other compensation or benefits, as appropriate, or (v) pursuing personal investments which do not interfere or conflict with the performance of the EXECUTIVE'S duties to the COMPANY.

                  (c) Standards. During the Term of this Agreement, the Executive shall perform his duties in accordance with such reasonable standards expected of executives with comparable positions in comparable organizations and as may be established from time to time by the Board of Directors.

3.       Remuneration.

         (a) Compensation. The EXECUTIVE shall receive during the TERM compensation established by the applicable Compensation Committee of the Boards of Directors. It is the intent of the COMPANY that the EXECUTIVE'S compensation shall include the following components: (1) a base salary, payable in installments not less often than monthly; (2) cash incentive compensation, payable not less often than annually; and (3) long term incentive compensation.

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         (b)      Annual Review. On or before December 31st of each year,
commencing during the year including the Effective Date, the annual base salary of the EXECUTIVE shall be reviewed by the Board of Directors of the COMPANY and shall be set at an amount not less than $329,600.00, based upon the EXECUTIVE'S individual performance and such other factors as the Board of Directors may deem appropriate (hereinafter referred to as the "ANNUAL REVIEW").

         (c) Executive Benefit Programs. During the TERM, the EXECUTIVE shall be entitled to participate in all formally established benefit, bonus, insurance, profit sharing plans, stock benefit plans and similar programs (hereinafter collectively referred to as "BENEFIT PLANS"), in accordance with the terms and conditions of such BENEFIT PLANS that are maintained by the COMPANY or the HOLDING COMPANY from time to time and all EXECUTIVE benefit plans or programs hereafter adopted in writing by the Board of Directors of the COMPANY or the HOLDING COMPANY for which senior management personnel of the COMPANY are eligible. Notwithstanding any statement to the contrary contained elsewhere in this AGREEMENT, the COMPANY may at any time discontinue or terminate any BENEFIT PLAN now existing or hereafter adopted, to the extent permitted by the terms of such BENEFIT PLAN, and shall not be required to compensate the EXECUTIVE for such discontinuance or termination to the extent such discontinuance or termination pertains to all employees of the COMPANY who are eligible participants at the time.

         (d) Vacation and Sick Leave. The EXECUTIVE shall be entitled, without loss of pay, to be absent voluntarily from the performance of his duties under this AGREEMENT, in accordance with the policies periodically established by the Board of Directors of the COMPANY for senior management officials of the COMPANY. The EXECUTIVE shall be entitled to annual sick leave as established by the Board of Directors of the COMPANY for senior management officials of the COMPANY.

         (e) Expenses. The COMPANY shall pay or reimburse the EXECUTIVE for reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this AGREEMENT, including participation in industry-related activities upon furnishing timely documentation to the COMPANY of such expenses incurred.

4.       Termination of Employment.

         (a) General. The employment of the EXECUTIVE shall terminate at any time during the TERM: (i) at the option of the COMPANY, upon the delivery by the COMPANY of written notice of termination to the EXECUTIVE with or without "Cause" (as defined hereinafter), or (ii) at the option of the EXECUTIVE, upon delivery by the EXECUTIVE of written notice of termination to the COMPANY if the present capacity or circumstances in which the EXECUTIVE is employed are materially adversely changed (including, but not limited to, a material reduction in responsibilities or authority or the assignment of duties or responsibilities substantially inconsistent with those normally associated with the EXECUTIVE'S position described in Section 2 (a) of

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this AGREEMENT, change of title or removal as a director of the COMPANY or the
HOLDING COMPANY, the requirement that the EXECUTIVE regularly perform his principal executive functions more than thirty-five (35) miles from his primary office as it existed of the date of this AGREEMENT or the EXECUTIVE'S benefits provided under this AGREEMENT are reduced, unless the benefit reductions are part of a Company-wide reduction. The following subsections (b), (c), (d) and
(e) of this Section 4 shall govern the obligations of the COMPANY to the EXECUTIVE upon the occurrence of the events described in such subparagraphs. If the EXECUTIVE terminates this AGREEMENT without the written consent of the COMPANY, other than pursuant to Section 4(a)(ii) of this AGREEMENT, the EXECUTIVE shall not receive, and shall have no right to receive, any compensation or other benefits for any period after such termination and the EXECUTIVE shall not engage in the financial institutions business as a director, officer, EXECUTIVE or consultant for any business or enterprise which competes with the principal business of the COMPANY or the HOLDING COMPANY or any of their subsidiaries within Mahoning, Trumbull and Columbiana counties or any other geographic area in which the COMPANY or the HOLDING COMPANY is doing business for the unexpired TERM of this AGREEMENT. This non-compete provision shall not apply in the event the EXECUTIVE terminates employment pursuant to
Section 4(a)(ii) of this AGREEMENT. The provisions of this subparagraph 4(a) shall survive the termination of this AGREEMENT.

         (b) Termination for Cause. In the event that the COMPANY terminates the employment of the EXECUTIVE during the TERM because of the EXECUTIVE'S personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned in this AGREEMENT, willful violation of any law, rule or regulation (other than traffic violations or other minor offenses), or final cease-and-desist order or material breach of any provision of this AGREEMENT (hereinafter collectively referred to as "Cause"), the EXECUTIVE shall not receive, and shall have no right to receive, any compensation or other benefits for any period after such termination.

         (c) Termination in Connection with CHANGE OF CONTROL. In the event that the employment of the EXECUTIVE is terminated by COMPANY within one (1) year before or after a CHANGE OF CONTROL (hereinafter defined) for any reason other than Cause, death, or disability, or within one (1) year before or after a CHANGE OF CONTROL the Executive's employment is terminated at the EXECUTIVE'S option as provided in Section 4 (a) (ii) above, then the following shall occur:

                  (i) The COMPANY shall promptly pay to the EXECUTIVE or to his beneficiaries, dependents or estate an amount equal to the product of three
(3) multiplied by the EXECUTIVE'S "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder LESS one dollar ($1.00) (hereinafter collectively referred to as "SECTION 280G").

                  (ii) The EXECUTIVE, his dependents, beneficiaries and estate shall: continue to be covered at the COMPANY'S expense under all health and welfare benefit

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plans of the COMPANY in which the EXECUTIVE was a participant prior to the effective date of the termination of his employment as if the EXECUTIVE were still employed under this AGREEMENT until the earlier of the expiration of the TERM or the date on which the EXECUTIVE is included in another employer's benefit plans as a full-time EXECUTIVE; be eligible for benefit distribution from any of the COMPANY'S stock benefit plans in accordance with the terms and conditions of any such plans; but the EXECUTIVE shall not accrue any further benefit, vesting, or service credits under any qualified retirement plans maintained by the COMPANY after the effective date of the EXECUTIVE'S termination of employment.

                  (iii) The EXECUTIVE shall not be required to mitigate the amount of any payment provided for in this AGREEMENT by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by the EXECUTIVE offset in any manner the obligations of the COMPANY hereunder, except as specifically stated in subparagraph (ii) above.

                  (iv) For purposes of this Agreement, a "CHANGE OF CONTROL" shall mean any one of the following events:

         (A) the acquisition of ownership or power to vote more than 20% of the voting stock of the COMPANY or the HOLDING COMPANY, provided that acquisition of ownership or power to vote by a qualified employee stock ownership plan sponsored by the Company shall not be considered a CHANGE OF CONTROL;

         (B) the acquisition of the ability to control the election of a majority of the directors of COMPANY or the HOLDING COMPANY

         (C) during any period of three or less consecutive years individuals who at the beginning of such period constitute the Board of Directors of the COMPANY or the HOLDING COMPANY cease for any reason to constitute at least a majority thereof; provided, however, that any individual whose election or nomination for election as a member of the Board of Directors of the COMPANY or the HOLDING COMPANY was approved by a vote of at least two-thirds of the directors then in office shall be considered to have continued to be a member of the Board of Directors of the COMPANY or the HOLDING COMPANY;

         (D) the acquisition by any person or entity of "control" of the COMPANY within the meaning of 12 C.F.R. Section 303.81(c); or

         (E) an event that would be required to be reported in response to Item 1 (a) of Form 8-K or Item 6 (e) of Schedule 14A pursuant to the Securities Exchange Act of 1934, as amended (hereinafter referred to as the "EXCHANGE ACT"), or any successor thereto, whether or not any class of securities of the Corporation is registered under the EXCHANGE ACT.

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For purposes of this paragraph, the term "person" refers to an individual or corporation, partnership, trust, association or other organization, but does not include the EXECUTIVE and any person or persons with whom the EXECUTIVE is "acting in concert" within the meaning of 12 C.F.R. Section 303.81 (b).

                  (v) "Golden Parachute" Provision. In the event that any payments pursuant to this Section 4(c) would result in or contribute to the imposition of a penalty tax pursuant to SECTION 280G and Internal Revenue Code
Section 4999, such payments shall be reduced to the maximum amount which may be paid under SECTION 280G without exceeding such limits. Any payments made to the EXECUTIVE pursuant to this AGREEMENT are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

                  (vi) In the event the EXECUTIVE'S employment terminates pursuant to this Section 4 (c), the EXECUTIVE shall not engage in the financial institutions business as a director, officer, EXECUTIVE or consultant for any business or enterprise which competes with the principal business of the COMPANY or the HOLDING COMPANY or any of their subsidiaries within Mahoning, Trumbull and Columbiana counties or any other geographic area in which the COMPANY or HOLDING COMPANY is doing business for a period of eight (8) months from the EXECUTIVE'S date of employment termination. In exchange for EXECUTIVE'S agreement concerning non-competition, the COMPANY agrees to pay EXECUTIVE eight
(8) months of base salary.

         (d) Death of the EXECUTIVE. The TERM shall automatically expire upon the death of the EXECUTIVE. In such event, the EXECUTIVE'S estate shall be entitled to receive the EXECUTIVE'S monthly base salary continuation for ninety
(90) days following the day death occurred, except as otherwise specified herein.

         (e) Disability of the EXECUTIVE. If the EXECUTIVE is unable to perform the essential functions of the position assigned by reason of illness or incapacity for a period up to one hundred and fifty (150) consecutive days, then, despite the COMPANY'S efforts to reasonably accommodate such illness or incapacity, the COMPANY may terminate this Agreement upon written notice to EXECUTIVE. Upon termination, the EXECUTIVE may be eligible for long term disability benefits under the COMPANY'S disability plan, subject to the terms and conditions of that plan. In the event that the EXECUTIVE is (and continues to be) eligible for long term disability benefits under the COMPANY'S disability plan, then the EXECUTIVE shall be entitled to be covered under the health and life insurance welfare benefits plans in which the EXECUTIVE was a participant prior to the effective date of the termination of his employment as if the EXECUTIVE were still employed under this AGREEMENT for a period of two (2) years after the effective date of the EXECUTIVE'S termination of employment; be eligible for benefit distribution from any of the COMPANY'S stock benefit plans in accordance with the terms and conditions of any such plans; but the EXECUTIVE shall not accrue any further benefit, vesting, or service credits under any

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qualified retirement plans maintained by the COMPANY after the effective date of the EXECUTIVE'S termination of employment.

         (f) Other Termination. In the event that the employment of the EXECUTIVE is terminated by the COMPANY before expiration of the TERM for any reason other than death, termination for Cause or termination in connection with a CHANGE OF CONTROL, or disability, then the following shall occur:

                  (i) The COMPANY shall be obligated to continue to pay on at least a monthly basis, until the expiration of the TERM, to the EXECUTIVE, his designated beneficiaries or his estate, the total compensation in effect at the time of termination pursuant to Section 3 above, plus a cash bonus equal to the cash bonus, if any, paid to the EXECUTIVE in the twelve month period prior to the termination of employment.

                  (ii) The EXECUTIVE shall continue to be covered at the EXECUTIVE'S expense under all health and welfare benefits plans, in which the EXECUTIVE was a participant prior to the effective date of the termination of his employment as if the EXECUTIVE were still employed under this AGREEMENT until the earlier of the expiration of the TERM or the date on which the EXECUTIVE is included in another employer's benefit plans as a full-time EXECUTIVE; be eligible for benefit distribution from any of the COMPANY'S stock benefit plans in accordance with the terms and conditions of any such plans; but the EXECUTIVE shall not accrue any further benefit, vesting, or service credits under any qualified retirement plans maintained by the COMPANY after the effective date of the EXECUTIVE'S termination of employment.

                  (iii) The EXECUTIVE shall not be required to mitigate the amount of any payment provided for in this AGREEMENT by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by the EXECUTIVE offset in any manner the obligations of the COMPANY hereunder, except as specifically stated in subparagraph (ii) above.

5. Withholding. All payments required to be made by the COMPANY hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to Federal, State and local tax and other payroll deductions as the COMPANY may reasonably determine should be withheld pursuant to any applicable law or regulation.

6.       Indemnification; Insurance.

              (a) Indemnification. The COMPANY agrees to indemnify the Executive and his heirs, executors, and administrators to the fullest extent permitted under applicable law and regulations, including, without limitation 12 U.S.C. Section 1828(k), against any and all expenses and liabilities reasonably incurred by the Executive in connection with or arising out of

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                  any action, suit or proceeding in which the Executive may be involved by reason of having been a director or officer of the Bank or any of its subsidiaries, whether or not the Executive is a director or officer at the time of incurring any such expenses or liabilities. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs and attorney's fees and the cost of reasonable settlements. The Executive shall be entitled to indemnification in respect of a settlement only if the Board of Directors of the Company has approved such settlement. Notwithstanding anything herein to the contrary, (I) indemnification for expenses shall not extend to matters for which the Executive has been terminated for, and (ii) the obligations of this Section shall survive the termination of this Agreement. Nothing contained herein shall be deemed to provide indemnification prohibited by applicable law or regulation.

                  (b) Insurance. During the Term of the Agreement, the COMPANY shall provide the Executive (and his heirs, executors, and administrators) with coverage under a directors' and officers' liability policy at the COMPANY's expense, at least equivalent to such coverage otherwise provided to the other directors and senior officers of the COMPANY.

7. Special Regulatory Events. Notwithstanding the provisions of Section 4 of this AGREEMENT, the obligations of the COMPANY to the EXECUTIVE shall be as follows in the event of the following circumstances:

                  (a) If the EXECUTIVE is suspended and/or temporarily prohibited from participating in the conduct of the COMPANY'S affairs by a notice served under section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (hereinafter referred to as the "FDIA"), the COMPANY'S obligations under this AGREEMENT shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the COMPANY may pay the EXECUTIVE all or part of the compensation withheld while the obligations in this AGREEMENT were suspended and reinstate, in whole or in part, any of the obligations that were suspended;

                  (b) If the EXECUTIVE is removed and/or permanently prohibited from participating in the conduct of the COMPANY'S affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the FDIA, all obligations of the COMPANY under this AGREEMENT shall terminate as of the effective date of such order; provided, however, that vested rights of the EXECUTIVE shall not be affected by such termination;

                  (c) If the COMPANY is in default, as defined in section 3(x)(1) of the FDIA, all obligations under this AGREEMENT shall terminate as of the date of default; provided, however, that vested rights of the EXECUTIVE shall not be affected;

                  (d) All obligations under this AGREEMENT shall be terminated, except to the extent of a determination that the continuation of this AGREEMENT is necessary for the continued operation of the COMPANY, (i) by the Superintendent of

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Savings Banks, Department of Commerce (hereinafter referred to as
"Superintendent"), or his or her designee, at the time that the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the COMPANY under the authority continued in Section 13(c) of the FDIA or (ii) by the Superintendent, or his or her designee, at any time the Superintendent approves a supervisory merger to resolve problems related to the operation of the COMPANY or when the COMPANY is determined by the Superintendent to be in an unsafe or unsound condition; provided, however that no vested rights of the EXECUTIVE shall not be affected by any such termination.

8. Consolidation, Merger or Sale of Assets. Nothing in this AGREEMENT shall preclude the COMPANY or the HOLDING COMPANY from consolidating with, merging into, or transferring all, or substantially all, of their assets to another corporation that assumes all their obligations and undertakings hereunder. Upon such a consolidation, merger or transfer of assets, the term "COMPANY" as used herein, shall mean such other corporation or entity, and this AGREEMENT shall continue in full force and effect.

9. Confidential Information. The EXECUTIVE acknowledges that during his employment he will learn and have access to confidential information regarding the COMPANY and its customers and businesses. The EXECUTIVE agrees not to disclose or use for his own benefit, or the benefit of any other person or entity, any confidential information, unless or until the COMPANY consents to such disclosure or use of such information is otherwise legally in the public domain. The EXECUTIVE shall not knowingly disclose or reveal to any unauthorized person any confidential information relating to the HOLDING COMPANY, its subsidiaries, or affiliates, or any of the businesses operated by them, and the EXECUTIVE confirms that such information constitutes the exclusive property of the COMPANY. The provisions of this Section 9 shall survive the termination or expiration of this Agreement.

10. Non-assignability. Neither this AGREEMENT nor any right or interest hereunder shall be assignable by the EXECUTIVE, by the EXECUTIVE, his beneficiaries or legal representatives without the COMPANY'S prior written consent; provided, however, that nothing in this Section 10 shall preclude the EXECUTIVE from designating a beneficiary to receive any benefits payable hereunder upon his death or the executors, administrators or legal representatives of the EXECUTIVE or his estate from assigning any rights hereunder to the person or persons entitled thereto.

11. No Attachment. Except as required by law, no right to receive payment under this AGREEMENT shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

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12.      Binding Agreement. This AGREEMENT shall be binding upon, and inure to the benefit of, the EXECUTIVE and the COMPANY and its successors and assigns.

13. Amendment of AGREEMENT. This AGREEMENT may not be modified or amended, except by an instrument in writing signed by the parties hereto.

14. Waiver. No term or condition of this AGREEMENT shall deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this AGREEMENT, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver, unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the act specifically waived.

15. Severability. If, for any reason, any provision of this AGREEMENT is held invalid, such invalidity shall not affect the other provisions of this AGREEMENT not held so invalid, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect. If this AGREEMENT is held invalid or cannot be enforced, then any prior AGREEMENT between the COMPANY (or any predecessor thereof) and the EXECUTIVE shall be deemed reinstated to the full extent permitted by law, as this AGREEMENT had not been executed.

16. Headings. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this AGREEMENT.

17. Governing Law. This AGREEMENT has been executed and delivered in the State of Ohio and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Ohio, except to the extent that federal law is governing.

18. Effect of Prior Agreements. This AGREEMENT contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the COMPANY or any predecessor of the COMPANY and the EXECUTIVE.

19. Arbitration. Any dispute concerning the interpretation or application of this AGREEMENT that cannot be resolved by mutual agreement of the COMPANY and EXECUTIVE must be submitted for determination by an impartial arbitrator selected in accordance with the American Arbitration Association's Employment Dispute Resolution Rules.

20. Notices. Any notice or other communication required or permitted pursuant to this AGREEMENT shall be deemed delivered if such notice or communication is in writing and is delivered personally or by facsimile transmission or is deposited in the United States mail, postage prepaid, addressed as follows:

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If to the COMPANY:

                  Chairman and CEO
                  The Home Savings and Loan Company
                  Of Youngstown, Ohio
                  275 Federal Plaza West
                  Youngstown, Ohio 44503

If to the EXECUTIVE:

                  Douglas M. McKay
                  8288 Maplevale Drive
                  Canfield Ohio 44406

         IN WITNESS WHEREOF, the COMPANY has caused this AGREEMENT to be executed by its duly authorized officer, and the EXECUTIVE has signed this AGREEMENT, each as of the day and year first above written.

                          THE HOME SAVINGS AND LOAN COMPANY OF YOUNGSTOWN, OHIO

                          By: /s/ Donald J. Varner
                              --------------------
                              Director

                              /s/ Douglas M. McKay
                              --------------------
                              Douglas M. McKay

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